                                                                      EXHIBIT 21

                                                                                                    JURISDICTION
                                                                                                         OF
SUBSIDIARY                                                                                          ORGANIZATION
------------------------------------------------------------------------------------------------  ----------------

Superior TeleCom Inc. ..........................................................................  Delaware
Superior Telecommunications Inc. ...............................................................  Delaware
Refraco Inc. ...................................................................................  Delaware
Adience, Inc. ..................................................................................  Delaware
Refraco Holdings Limited (UK)...................................................................  Great Britain
Adience Canada Inc.  ...........................................................................  Ontario